AGREEMENT AND PLAN OF REORGANIZATION
This Agreement and Plan of Reorganization dated as of November 12, 2009 (the “Agreement”) is between each selling entity identified in Schedule A hereto (each a “Selling Corporation”)(1), on behalf of each series thereof identified in Schedule A hereto as a Selling Fund (each a “Selling Fund”), each corresponding buying entity identified in Schedule A hereto (each a “Buying Corporation”)(2), on behalf of each series thereof identified in Schedule A hereto as the corresponding Buying Fund (each a “Buying Fund”), and RiverSource Investments, LLC (solely for the purposes of Sections 3c and 11 of the Agreement).
This Agreement shall be treated for all purposes as if each reorganization between a Selling Fund and its corresponding Buying Fund contemplated hereby had been the subject of a separate agreement. As context requires a Buying Corporation that is not organized as a series fund and that may not be considered or meet the definition of “Buying Fund” as set forth above, may be referred to as a “Buying Fund,” for purposes of this Agreement.
In consideration of their mutual promises, the parties agree as follows:
1.	Shareholder Approval. Each Selling Fund will call a meeting of its shareholders for the purpose of approving the Agreement and the transactions it contemplates (each a “Reorganization”). Each Buying Fund agrees to furnish data and information, as reasonably requested, for the proxy statement to be furnished to shareholders of the corresponding Selling Fund.

2.	Reorganization.
a.	Plan of Reorganization. Each Reorganization will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). At the Closing, each Selling Corporation will convey all of the assets of each Selling Fund to the corresponding Buying Fund. Each Buying Fund will assume all liabilities of the corresponding Selling Fund. At the Closing, each Buying Corporation will deliver shares of each Buying Fund, including fractional shares, to the corresponding Selling Corporation on behalf of the corresponding Selling Fund. The number of shares will be determined by dividing the value of the net assets attributable to each class of shares of each Selling Fund, computed as described in paragraph 3(a), by the net asset value of one share of the corresponding class of the corresponding Buying Fund, computed as described in paragraph 3(b). Each Selling Fund will not pay a sales charge on the receipt of the corresponding Buying Fund’s shares in exchange for the assets of such Selling Fund. In addition, the shareholders of each Selling Fund will not pay a sales charge on distribution to them of shares of the corresponding Buying Fund.

b.	Closing and Effective Time of the Reorganization. The Reorganization and all related acts necessary to complete the Reorganization (the “Closing”) will occur on the first day on which the New York Stock Exchange (the “NYSE”) is open for business following approval of shareholders of each Selling Fund and receipt of all necessary regulatory approvals, or such later date as the officers of the Selling Corporation and Buying Corporation may agree.
3.	Valuation of Net Assets.
a.	The net asset value of each Selling Fund will be computed as of the close of regular trading on the NYSE on the business day immediately preceding the day of Closing (the “Valuation Date”) using the valuation procedures set forth in the corresponding Buying Fund’s then current prospectus.

b.	The net asset value per share of shares of each Buying Fund will be determined as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures set forth in each Buying Fund’s then current prospectus.

c.	At the Closing, each Selling Fund will provide the corresponding Buying Fund with a copy of the computation showing the valuation of the net asset value per share of such Selling Fund on the Valuation Date, and each Buying Fund will provide the corresponding Selling Fund with a copy of the computation showing the determination of the net asset value per share of such Buying Fund on the Valuation Date. Both computations will be certified by an officer of RiverSource Investments, LLC, the investment manager.

(1)	The Selling Corporation for the Reorganization of RiverSource Partners Aggressive Growth Fund, RiverSource Partners Select Value Fund, RiverSource Partners Small Cap Equity Fund, RiverSource Partners Small Cap Growth Fund and RiverSource Tax-Exempt Money Market Fund is a Minnesota Corporation and the Selling Corporation for the Reorganization of Seligman Global Smaller Companies Fund is a Maryland Corporation.

(2)	The Buying Corporation for each Buying Fund, RiverSource Mid Cap Growth Fund, RiverSource Mid Cap Value Fund and RiverSource Partners International Small Cap Fund is a Minnesota Corporation, and the Buying Corporation for each Buying Fund, RiverSource Government Money Market Fund, Inc., Seligman Frontier Fund, Inc. and Seligman Smaller-Cap Value Fund is a Maryland Corporation.

4.	Liquidation and Dissolution of the Selling Fund.
a.	On the date of the Closing, each Selling Corporation will liquidate each Selling Fund and distribute shares of each class of the corresponding Buying Fund to the shareholders of record of such Selling Fund’s corresponding class. Each Buying Fund will establish shareholder accounts in the names of each corresponding Selling Fund shareholder, representing the respective pro rata number of full and fractional shares of such class of the Buying Fund due to each such shareholder. All issued and outstanding shares of each Selling Fund will simultaneously be cancelled on the books of each Selling Corporation. Each Buying Fund or its transfer agent will establish shareholder accounts in accordance with instructions from the corresponding Selling Corporation.

b.	Immediately after the close of business on the Valuation Date, the share transfer books of each Selling Corporation relating to each Selling Fund will be closed and no further transfer of shares will be made.

c.	Promptly after the Closing, each Buying Fund or its transfer agent will notify each shareholder of the corresponding Selling Fund of the number of shares distributed to the shareholder and confirm the registration in the shareholder’s name.

d.	As promptly as practicable after the Closing, and in no event later than twelve months from the date of the Closing, each Selling Fund will be dissolved.
5.	Representations, Warranties and Covenants of the Buying Corporation.
With respect to each Reorganization, each Buying Corporation represents and warrants to the corresponding Selling Fund as follows:
a.	Organization, Existence, etc. Each Buying Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland or Minnesota and has the power to carry on its business as it is now being conducted.

b.	Registration as Investment Company. Each Buying Corporation, or in the case of separate series funds, the Buying Corporation, of which the Buying Fund is a series, is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end, management investment company.

c.	Capitalization. Each Buying Corporation for the Buying Fund, RiverSource Mid Cap Growth Fund, RiverSource Mid Cap Value Fund and RiverSource Partners International Small Cap Fund has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share that can be allocated among the separate series as designated by the Corporation’s Board of Directors. The Buying Corporation for Seligman Smaller-Cap Value Fund has authorized capital of 2,000,000,000 shares of common stock, par value of $0.001 per share, of which 1,000,000,000 are authorized for Seligman Smaller-Cap Value Fund. The Buying Corporation RiverSource Government Money Market Fund, Inc. has authorized capital of 1,400,000,000 shares of common stock, par value of $0.01 per share. The Buying Corporation Seligman Frontier Fund, Inc. has authorized capital of 500,000,000 shares of common stock, par value of $0.10 per share. All of the outstanding shares of each Buying Corporation have been duly authorized and are validly issued, fully paid and non-assessable. Since each Buying Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

d.	Financial Statements. Each Buying Fund’s audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the “Buying Fund Financial Statements”), fairly present the financial position of the Buying Fund and the results of its operations and changes in its net assets for the periods shown.

e.	Shares to be Issued Upon Reorganization. The shares to be issued in connection with the Reorganization will be duly authorized and, at the time of the Closing, will be validly issued, fully paid and non-assessable.

f.	Authority Relative to the Agreement. Each Buying Corporation has the power to enter into and carry out the obligations described in this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors of each Buying Corporation and no other proceedings by any of the Buying Corporation or the Buying Funds are necessary.

g.	No Violation. The Buying Corporation is not in violation of its Articles of Incorporation or By-Laws (the “Articles”) or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which each Buying Fund is subject. The transactions will not result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to the Buying Funds.

h.	Liabilities. The Buying Funds have no known liabilities of a material amount, contingent or otherwise, other than liabilities disclosed in each Buying Fund’s Financial Statements, liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or liabilities previously disclosed to the corresponding Selling Fund.

i.	Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Buying Funds, threatened, that would materially and adversely affect the Buying Funds, their financial condition or the conduct of their business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Buying Funds know of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and the Buying Funds are not a party to or subject to the provisions of any order, decree or judgment.

j.	Contracts. Except for contracts and agreements previously disclosed to the Selling Corporation, the Buying Funds are not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

k.	Regulated Investment Company Qualification. Each Buying Fund has qualified and met the requirements for treatment as a “regulated investment company” within the meaning of Section 851 of the Code with respect to each taxable year since commencement of its operations and will continue to meet such requirements and to so qualify at all times through the Closing.

l.	Taxes. As of the Closing, each Buying Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the Selling Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the Selling Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

m.	Registration Statement. Each Buying Fund will file a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) relating to the shares to be issued in the Reorganization. At the time the Registration Statement becomes effective, at the time of the shareholders’ meeting described in paragraph 1 and at the Closing, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, none of the representations and warranties in this subsection apply to statements in, or omissions from, the Registration Statement made in reliance on information furnished by the Selling Fund for use in the Registration Statement.

n.	Business Activities. Each Buying Fund will operate its business in the ordinary course between the date hereof and the date of the Closing, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions and any other distribution that may be advisable.
6.	Representations, Warranties and Covenants of the Selling Corporation.
With respect to each Reorganization, the Selling Corporation represents and warrants to each Buying Fund as follows:
a.	Organization, Existence, etc. Each Selling Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota or Maryland and has the power to carry on its business as it is now being conducted.

b.	Registration as Investment Company. Each Selling Corporation, or in the case of a separate series funds, the Selling Corporation, of which the Selling Fund is a series, is registered under the 1940 Act as an open-end, management investment company.

c.	Capitalization. Each Selling Corporation for the Selling Fund, RiverSource Partners Aggressive Growth Fund, RiverSource Partners Select Value Fund, RiverSource Partners Small Cap Equity Fund, RiverSource Partners Small Cap Growth Fund and RiverSource Tax-Exempt Money Market Fund, has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share that can be allocated among the separate series as designated by the Corporation’s Board of Directors. The Selling Corporation for the Selling Fund, Seligman Global Smaller Companies Fund has authorized capital of 2,000,000,000 shares of common stock, par value $0.001 per share, of which 400,000,000 are authorized for Seligman Global Smaller Companies Fund. All of the outstanding shares have been duly authorized and are validly issued, fully paid and nonassessable. Since each Selling Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

d.	Financial Statements. Each Selling Fund’s audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the “Selling Fund Financial Statements”), fairly present the financial position of the Selling Fund, and the results of its operations and changes in its net assets for the periods shown.

e.	Authority Relative to the Agreement. Each Selling Corporation has the power to enter into and to carry out its obligations under this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors of each Selling Corporation and no other proceedings by the Selling Corporations or the Selling Funds are necessary, other than the approval of shareholders contemplated in paragraph 1.

f.	No Violation. Each Selling Corporation is not in violation of its Articles or in default in the performance of any material agreement to which it is a party or in default in the performance of any material agreement to which it is a party). The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with or constitute a breach of, any material contract to which the Selling Funds are subject. The transactions will not result in any violation of the provisions of the Articles, as the case may be, or any law, administrative regulation or administrative or court decree applicable to the Selling Funds.

g.	Liabilities. The Selling Funds have no known liabilities of a material amount, contingent or otherwise, other than liabilities disclosed in the Selling Fund Financial Statements, liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or liabilities previously disclosed to each Buying Fund.

h.	Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Selling Funds, threatened, that would materially and adversely affect the Selling Funds, their financial condition or the conduct of their business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. Each Selling Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and is not a party to or subject to the provisions of any order, decree or judgment.

i.	Contracts. Except for contracts and agreements previously disclosed to the Buying Corporations, each Selling Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

j.	Regulated Investment Company Qualification. Each Selling Fund has qualified and met the requirements for treatment as a “regulated investment company” within the meaning of Section 851 of the Code with respect to each taxable year since commencement of its operations and will continue to meet such requirements and to so qualify at all times through the Closing.

k.	Taxes. As of the Closing, each Selling Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the corresponding Buying Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the corresponding Buying Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

l.	Fund Securities. All securities listed in the schedule of investments of each Selling Fund as of the Closing will be owned by each Selling Fund free and clear of any encumbrances, except as indicated in the schedule.

m.	Registration Statement. The Selling Funds will cooperate with the Buying Funds and will furnish information relating to the Selling Corporations and the Selling Funds required in the Registration Statement. At the time the Registration Statement becomes effective, at the time of the shareholders’ meeting described in paragraph 1 and at the Closing, the Registration Statement, as it relates to the Selling Corporations or the Selling Funds, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, the representations and warranties in this subsection apply only to statements in or omissions from the Registration Statement made in reliance upon information furnished by the Selling Corporations or the Selling Funds for use in the Registration Statement.

n.	Provision of Books and Records. Each Selling Fund will provide its books and records to the corresponding Buying Fund for purposes of preparing any tax returns required by law to be filed after the Closing date, including (1) the tax return for the period ending on the Closing date, and (2) the tax return for the period beginning the day after the Closing and ending the earlier of the current fiscal year-end of the corresponding Buying Fund and the taxable year end chosen by the corresponding Buying Fund following the Reorganization.

o .	Business Activities. Each Selling Fund will operate its business in the ordinary course between the date hereof and the date of the Closing, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions and any other distribution that may be advisable.
7.	Conditions to Obligations of the Buying Corporation. The obligations of each Buying Corporation with respect to each Reorganization are subject to the satisfaction of the following conditions:
a.	Shareholder Approval. For RiverSource Partners Aggressive Growth Fund, RiverSource Partners Select Value Fund, RiverSource Partners Small Cap Equity Fund, RiverSource Partners Small Cap Growth Fund and RiverSource Tax- Exempt Money Market Fund this Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote and for Seligman Global Smaller Companies Fund this Agreement will have been approved by the affirmative vote of a majority of the outstanding voting securities of the Selling Fund. A vote of a majority of the outstanding voting securities of the Selling Fund is defined in 1940 Act as a vote of the lesser of (a) 67% or more of the shares of the Selling Fund that are present or represented by proxy at the Meeting, if more than 50% of the outstanding shares are present in person or by proxy at the Meeting; or (b) more than 50% of the outstanding shares of the Selling Fund.

b.	Representations, Warranties and Agreements. Each Selling Corporation and the Selling Funds will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the date of the Closing. An officer of each Selling Corporation will provide a certificate to each Buying Fund confirming that, as of the Closing, the representations and warranties set forth in Section 6 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the corresponding Selling Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Selling Corporation, and delivered to such Buying Fund on the date of the Closing.

c.	Regulatory Approvals.
•	The Registration Statement referred to in Sections 5(m) and 6(m) will be effective and no stop orders under the 1933 Act will have been issued.

•	All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.
d.	Opinion of Counsel. Each Buying Corporation will have received an opinion of counsel for the Selling Corporation, dated as of the date of the Closing, to the effect that: (i) the Selling Corporations for RiverSource Partners Aggressive Growth Fund, RiverSource Partners Select Value Fund, RiverSource Partners Small Cap Equity Fund, RiverSource Partners Small Cap Growth Fund and RiverSource Tax-Exempt Money Market Fund are corporations duly organized and validly existing under the laws of the state of Minnesota; the Selling Corporation for Seligman Global Smaller Companies Fund is a corporation duly organized and validly existing under the laws of the state of Maryland; (ii) each Selling Fund is a series of the Selling Corporation, an open-end management investment company registered under the 1940 Act, as applicable; (iii) this Agreement and the Reorganization has been duly authorized and approved by all requisite action of the Selling Corporations and each Selling Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, each Selling Corporation.

e.	Declaration of Dividend. Each Selling Fund will have declared, prior to the Closing, a dividend or dividends, which, together with all previous such dividends, shall have the effect of distributing to the Selling Funds’ shareholders (i) all of the excess of (x) the Selling Funds’ investment income excludable from gross income under Section 103 of the Code over (y) the Selling Funds’ deductions disallowed under Sections 265 and 171 of the Code, (ii) all of the Selling Funds’ investment company taxable income as defined in Section 852 of the Code (in each case computed without regard to any deduction for dividends paid) and (iii) all of the Selling Funds’ net capital gain realized (after reduction for any capital loss carryover), in each case for the current taxable year (which will end on the Closing date) and any preceding taxable years for which such a dividend is eligible to be made under Section 855 of the Code.
8.	Conditions to Obligations of the Selling Corporation. The obligations of the Selling Corporation with respect to each
Reorganization are subject to the satisfaction of the following conditions:
a.	Shareholder Approval. For RiverSource Partners Aggressive Growth Fund, RiverSource Partners Select Value Fund, RiverSource Partners Small Cap Equity Fund, RiverSource Partners Small Cap Growth Fund and RiverSource Tax- Exempt Money Market Fund this Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote and for Seligman Global Smaller Companies Fund this Agreement will have been approved by the affirmative vote of a majority of the outstanding voting securities of the Selling Fund. A vote of a majority of the outstanding voting securities of the Selling Fund is defined in 1940 Act as a vote of the lesser of (a) 67% or more of the shares of the Selling Fund that are present or represented by proxy at the Meeting, if more than 50% of the outstanding shares are present in person or by proxy at the Meeting; or (b) more than 50% of the outstanding shares of the Selling Fund.

b.	Representations, Warranties and Agreements. Each Buying Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the date of the Closing. An officer of each Buying Corporation will provide a certificate to each Selling Fund confirming that, as of the Closing, the representations and warranties set forth in Section 5 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the corresponding Buying Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of each Buying Corporation, and delivered to such Selling Fund on or prior to the last business day before the Closing.

c.	Regulatory Approvals.
•	The Registration Statement referred to in Sections 5(m) and 6(m) will be effective and no stop orders under the 1933 Act will have been issued.

•	All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.
d.	Opinion of Counsel. Each Selling Corporation will have received the opinion of counsel for the Buying Corporation, dated as of the date of the Closing, to the effect that: (i) the Buying Corporations for RiverSource Mid Cap Growth Fund, RiverSource Mid Cap Value Fund and RiverSource Partners International Small Cap Fund are corporations duly organized and validly existing under the laws of the state of Minnesota; the Buying Corporations for RiverSource Government Money Market Fund, Inc., Seligman Frontier Fund, Inc. and Seligman Smaller-Cap Value Fund, are corporations duly organized and validly existing under the laws of the state of Maryland; (ii) each Buying Corporation, or in the case of separate series funds, the Buying Corporation of which the Buying Fund is a series of an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization has been authorized and approved by all requisite action of each Buying Corporation and each Buying Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, each Buying Corporation; and (iv) the shares to be issued in the Reorganization are duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid and non-assessable shares of each Buying Fund.

9.	Conditions to Obligations of the Selling Corporation and the Buying Corporation. The obligations of each of the Selling Corporation and the Buying Corporation with respect to each Reorganization are subject to the satisfaction of the following conditions:
Tax Opinions. With respect to each Reorganization between a Selling Fund and its corresponding Buying Fund, the Selling Fund shall have received an opinion of Ropes & Gray LLP satisfactory to such Selling Fund, and the Buying Fund shall have received an opinion of Ropes & Gray LLP satisfactory to such Buying Fund, substantially to the effect that, on the basis of existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, pronouncements and court decisions, although, with respect to the Reorganizations of RiverSource Partners Aggressive Growth Fund into RiverSource Mid Cap Growth Fund, RiverSource Partners Select Value Fund into RiverSource Mid Cap Value Fund, RiverSource Partners Small Cap Equity Fund into Seligman Smaller-Cap Value Fund, RiverSource Partners Small Cap Growth Fund into Seligman Frontier Fund and Seligman Global Smaller Companies Fund into RiverSource Partners International Small Cap Fund, the matter is not free from doubt, generally for federal income tax purposes:
a.	The acquisition by the Buying Fund of the assets of the Selling Fund in exchange for the Buying Fund’s assumption of all liabilities of the Selling Fund and delivery to the Selling Fund of Buying Fund shares (the “Acquisition Shares”), followed by the distribution by the Selling Fund of the Acquisition Shares to the shareholders of the Selling Fund in exchange for their Selling Fund shares, all as provided in paragraph 2(a) and 4(a) hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Selling Fund and the Buying Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

b.	No gain or loss will be recognized by the Selling Fund upon (i) the transfer of its assets to the Buying Fund in exchange for the Acquisition Shares and the assumption by the Buying Fund of all liabilities of the Selling Fund or (ii) the distribution of the Acquisition Shares by each Selling Fund to its shareholders in liquidation, as contemplated in paragraph 4(a) hereof;

c.	No gain or loss will be recognized by the Buying Fund upon receipt of the assets of the Selling Fund in exchange for the Acquisition Shares and the assumption by the Buying Fund of all liabilities of the Selling Fund as contemplated in paragraph 2(a) hereof;

d.	The tax basis in the hands of the Buying Fund of the assets of the Selling Fund transferred to the Buying Fund in the Reorganization will be the same as the tax basis of such assets in the hands of the Selling Fund immediately prior to the transfer;

e.	The holding periods of the assets of the Selling Fund in the hands of the Buying Fund will include the periods during which such assets were held by the Selling Fund;

f.	No gain or loss will be recognized by the Selling Fund’s shareholders upon the exchange of their shares of the Selling Fund for the Acquisition Shares;

g.	The aggregate tax basis of the Acquisition Shares a Selling Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of his or her Selling Fund shares exchanged therefor;

h.	Each Selling Fund shareholder’s holding period for the Acquisition Shares will include the period for which he or she held the Selling Fund shares exchanged therefor, provided that the shareholder held such Selling Fund’s shares as capital assets on the date of the exchange; and

i.	The Buying Fund will succeed to and take into account the items of the Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.
Ropes & Gray LLP will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.

Each opinion will be based on certain factual certifications made by officers of each Selling Fund and each Buying Fund, and will also be based on customary assumptions. The opinions are not guarantees that the tax consequences of the Reorganizations will be as described above. With respect to the Reorganizations listed above, the opinions will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the opinions.

10.	Amendment; Termination; Non-Survival of Covenants, Warranties and Representations.
a.	This Agreement may be amended in writing if authorized by the respective Boards of Directors. The Agreement may be so amended at any time before or after the shareholder approval contemplated by paragraph 1 is obtained.

b.	At any time prior to the Closing, any of the parties may waive in writing (i) any inaccuracies in the representations and warranties made to it and (ii) compliance with any of the covenants or conditions made for its benefit.

c.	Each party hereto may terminate this Agreement at any time prior to the Closing by notice to the other party if a material condition to its performance or a material covenant of the other party is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the other party and is not cured.

d.	This Agreement may be terminated by any party at any time prior to the Closing, whether before or after approval by the shareholders of each Selling Fund, without any liability on the part of any party or its respective directors, officers, or shareholders, on written notice to the other party, and shall be terminated without liability as of the close of business on , or a later date agreed upon by the officers of the Selling Corporations and the Buying Corporations, if the Closing is not effected on or prior to that date.

e.	The representations, warranties and covenants contained in this Agreement, or in any document delivered in connection with this Agreement, will survive the Reorganization.
11.	Expenses. RiverSource Investments, LLC and its affiliates will pay all solicitation expenses in order to achieve shareholder approval of each Reorganization whether or not the Reorganization is completed and will bear the other costs of effecting each Reorganization (other than any brokerage or other transaction costs associated with the sale or purchase of portfolio securities in connection with a Reorganization).

12.	General.
a.	Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies by reason of this Agreement.

b.	Governing Law. This Agreement will be governed by the laws of the state of Minnesota.
IN WITNESS WHEREOF, each of the parties, individually and not jointly, has caused this Agreement to be signed.
RIVERSOURCE MANAGERS SERIES, INC., on behalf of
RiverSource Partners Aggressive Growth Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Equity Fund
RIVERSOURCE STRATEGY SERIES, INC., on behalf of
RiverSource Partners Small Cap Growth Fund
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC., on behalf of
RiverSource Tax-Exempt Money Market Fund
SELIGMAN GLOBAL FUND SERIES, INC., on behalf of
Seligman Global Smaller Companies Fund

By	/s/ Patrick T. Bannigan
	Name:	Patrick T. Bannigan
	Title:	President

RIVERSOURCE GOVERNMENT MONEY MARKET FUND, INC.
RIVERSOURCE EQUITY SERIES, INC., on behalf of
RiverSource Mid Cap Growth Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC., on behalf of
RiverSource Partners International Small Cap Fund
RIVERSOURCE INVESTMENT SERIES, INC., on behalf of
RiverSource Mid Cap Value Fund
SELIGMAN FRONTIER FUND, INC.

By:	/s/ Patrick T. Bannigan
	Name:	Patrick T. Bannigan
	Title:	President

The undersigned is a party to this Agreement for the purposes of Section 3c and 11 only.
RIVERSOURCE INVESTMENTS, LLC

By:	/s/ William F. Truscott
	Name:	William F. Truscott
	Title:	President and Chief Investment Officer

Selling Entity	Selling Fund	Buying Entity	Buying Fund
RiverSource Managers Series, Inc.	RiverSource Partners Aggressive Growth Fund	RiverSource Equity Series, Inc.	RiverSource Mid Cap Growth Fund

RiverSource Managers Series, Inc.	RiverSource Partners Select Value Fund	RiverSource Investment Series, Inc.	RiverSource Mid Cap Value Fund

RiverSource Managers Series, Inc.	RiverSource Partners Small Cap Equity Fund	Seligman Value Fund, Series, Inc.	Seligman Smaller-Cap Value Fund

RiverSource Strategy Series, Inc.	RiverSource Partners Small Cap Growth Fund	Seligman Frontier Fund, Inc.	Seligman Frontier Fund, Inc.

RiverSource Tax-Exempt Money Market Series, Inc.	RiverSource Tax-Exempt Money Market Fund	RiverSource Government Money Market Fund, Inc.	RiverSource Government Money Market Fund, Inc.

Seligman Global Fund Series, Inc.	Seligman Global Smaller Companies Fund	RiverSource International Managers Series, Inc.	RiverSource Partners International Small Cap Fund